Filed Pursuant to Rule 433
                                                         File No.: 333-131262-01


This material is for your private information, and Wachovia Capital Markets, LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Credit Suisse Securities (USA) LLC and Nomura Securities International, Inc. (collectively, the "Underwriters") are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriters will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

Deal Name             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST 2006-C25
Lead Manager          WACH
Ticker/Short Name     WBCMT

Inventory             9020
Trader                Structured Products
Trade Date            05/18/06
Settle Date           05/31/06
S/C Code              A2



-----------------------------------------------------------------------------------------------------------------------------------
       Class                         A1                       A2                       A3                      A-PB2
       -----                         --                       --                       --                      -----
-----------------------------------------------------------------------------------------------------------------------------------
144A Cusip                           NA                       NA                       NA                       NA
144A ISIN                            NA                       NA                       NA                       NA
Global Cusip                     92976VAA6                92976VAB4                92976VAC2                 92976VAQ1
Global ISIN                     US92976VAA61             US92976VAB45             US92976VAC28             US92976VAQ14
RegS Cusip                           NA                       NA                       NA                       NA
RegS ISIN                            NA                       NA                       NA                       NA
DTC Eligible                         Y                        Y                        Y                         Y
MDY's                               Aaa                      Aaa                      Aaa                       Aaa
S&P                                  NR                       NR                       NR                       NR
FITCH                               AAA                      AAA                      AAA                       AAA
Size                            85,824,000               122,437,000              57,689,000                75,775,000
Legal Final Maturity             5/15/2043                5/15/2043                5/15/2043                 5/15/2043
Expected Maturity                11/15/2010               6/15/2011                3/15/2013                 8/15/2015
Dated Date                        5/1/2006                 5/1/2006                 5/1/2006                 5/1/2006
Ist Coupon                        06/15/06                 06/15/06                 06/15/06                 06/15/06
Payment Windows                06/06 - 11/10            11/10 - 06/11            06/11 - 03/13             03/13 - 08/15
WAL                                 3.16                     4.79                     5.97                     8.03
Coupon                             5.491                    5.684                    5.919                     5.939
Bench                                FIX                      FIX                      WAC                       WAC
Spread                               7                        12                       25                       23
All-In Yield                       5.4731                   5.5725                    5.74                    5.7813
Price                             99.9983                  100.4984                 100.4852                  100.494
Class Type                           FIX                      FIX                      WAC                       WAC
Accrual Basis                      30/360                   30/360                   30/360                   30/360
Payment Frequency      15th       MONTHLY                  MONTHLY                  MONTHLY                   MONTHLY
Accrual Period                     15-14                    15-14                    15-14                     15-14
Day Delay                            14                       14                       14                       14
Minimum Denomination             $10,000/1
Record Date                     Last business day of the month preceding the month in which the applicable distribution date occurs
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
       Class                          A4                       A5                      A-M                      A-J
       -----                          --                       --                      ---                      ---
-----------------------------------------------------------------------------------------------------------------------------------
144A Cusip                            NA                       NA                       NA                       NA
144A ISIN                             NA                       NA                       NA                       NA
Global Cusip                      92976VAE8                92976VAF5                92976VAH1                92976VAJ7
Global ISIN                      US92976VAE83             US92976VAF58             US92976VAH15             US92976VAJ70
RegS Cusip                            NA                       NA                       NA                       NA
RegS ISIN                             NA                       NA                       NA                       NA
DTC Eligible                          Y                        Y                        Y                        Y
MDY's                                Aaa                      Aaa                       Aaa                      Aaa
S&P                                   NR                       NR                       NR                       NR
FITCH                                AAA                      AAA                      AAA                      AAA
Size                             723,742,000              500,000,000              286,242,000              218,260,000
Legal Final Maturity              5/15/2043                5/15/2043                5/15/2043                5/15/2043
Expected Maturity                 4/15/2016                4/15/2016                5/15/2016                5/15/2016
Dated Date                         5/1/2006                 5/1/2006                 5/1/2006                 5/1/2006
Ist Coupon                         06/15/06                 06/15/06                 06/15/06                 06/15/06
Payment Windows                 08/15 - 04/16            04/16 - 04/16            04/16 - 05/16            05/16 - 05/16
WAL                                  9.64                     9.88                     9.91                     9.96
Coupon                              5.954                    5.954                    5.954                    5.954
Bench                                 WAC                      WAC                      WAC                      WAC
Spread                                23                       22                       27                       30
All-In Yield                        5.8199                   5.8149                   5.8656                   5.8966
Price                              100.4101                 100.4619                 100.0876                 99.8576
Class Type                            WAC                      WAC                      WAC                      WAC
Accrual Basis                       30/360                   30/360                   30/360                   30/360
Payment Frequency      15th        MONTHLY                  MONTHLY                  MONTHLY                  MONTHLY
Accrual Period                      15-14                    15-14                    15-14                    15-14
Day Delay                             14                       14                       14                       14
Minimum Denomination
Record Date                     Last business day of the month preceding the month in which the applicable distribution date occurs
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
       Class                          B                        C                        D                        E
       -----                          -                        -                        -                        -
-----------------------------------------------------------------------------------------------------------------------------------
144A Cusip                           NA                        NA                       NA                       NA
144A ISIN                            NA                        NA                       NA                       NA
Global Cusip                      92976VAK4                92976VAL2                92976VAM0                92976VAN8
Global ISIN                     US92976VAK44              US92976VAL27             US92976VAM00             US92976VAN82
RegS Cusip                           NA                        NA                       NA                       NA
RegS ISIN                            NA                        NA                       NA                       NA
DTC Eligible                          Y                        Y                        Y                        Y
MDY's                                Aa1                       Aa2                      Aa3                      A1
S&P                                  NR                        NR                       NR                       NR
FITCH                                AA+                       AA                      AA-                       A+
Size                             10,734,000               35,781,000               32,202,000               17,890,000
Legal Final Maturity              5/15/2043                5/15/2043                5/15/2043                5/15/2043
Expected Maturity                 5/15/2016                5/15/2016                5/15/2016                5/15/2016
Dated Date                        5/1/2006                  5/1/2006                 5/1/2006                 5/1/2006
Ist Coupon                        06/15/06                  06/15/06                 06/15/06                 06/15/06
Payment Windows                 05/16 - 05/16            05/16 - 05/16            05/16 - 05/16            05/16 - 05/16
WAL                                 9.96                      9.96                     9.96                     9.96
Coupon                              5.954                    5.954                    5.954                    5.954
Bench                                 WAC                      WAC                      WAC                      WAC
Spread                               31                        33                       35                       39
All-In Yield                       5.9066                    5.9266                   5.9466                   5.9866
Price                              99.784                    99.637                  99.4903                  99.1977
Class Type                            WAC                      WAC                      WAC                      WAC
Accrual Basis                      30/360                    30/360                   30/360                   30/360
Payment Frequency      15th        MONTHLY                  MONTHLY                  MONTHLY                  MONTHLY
Accrual Period                      15-14                    15-14                    15-14                    15-14
Day Delay                            14                        14                       14                       14
Minimum Denomination
Record Date                     Last business day of the month preceding the month in which the applicable distribution date occurs
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
       Class                         F
       -----                         -
-----------------------------------------------------------------------------------------------------------------------------------
144A Cusip                          NA
144A ISIN                           NA
Global Cusip                     92976VAP3
Global ISIN                    US92976VAP31
RegS Cusip                          NA
RegS ISIN                           NA
DTC Eligible                         Y
MDY's                                A2
S&P                                 NR
FITCH                                A
Size                            32,202,000
Legal Final Maturity             5/15/2043
Expected Maturity                5/15/2016
Dated Date                       5/1/2006
Ist Coupon                       06/15/06
Payment Windows                05/16 - 05/16
WAL                                9.96
Coupon                             5.954
Bench                                WAC
Spread                              42
All-In Yield                      6.0166
Price                             98.9789
Class Type                           WAC
Accrual Basis                     30/360
Payment Frequency      15th       MONTHLY
Accrual Period                     15-14
Day Delay                           14
Minimum Denomination
Record Date                     Last business day of the month preceding the month in which the applicable distribution date occurs
-----------------------------------------------------------------------------------------------------------------------------------



Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these documents from your sales rep, by calling 1-800-326-5897 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US, you should contact your sales rep for the complete disclosure package.